                                                                     EXHIBIT 4.5




                          FORM OF WARRANT CERTIFICATE



THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK OR OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT, OR (ii) AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933. ANY SALE PURSUANT TO CLAUSE (ii) OF THE PRECEDING SENTENCE MUST BE ACCOMPANIED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH EXEMPTION FROM REGISTRATION IS AVAILABLE IN CONNECTION WITH SUCH SALE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS AND COMMON STOCK UNDERLYING SUCH WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.



       Certificate No. 1                            250,000 Warrants

                        VOID AFTER 5:00 P.M. TULSA TIME
                              ON DECEMBER 31, 1998
                         ENVIRONMENTAL SAFEGUARDS, INC.
                              WARRANT CERTIFICATE

       THIS CERTIFIES THAT for value received, Parker Drilling Company, the registered holder hereof or registered assigns (the "Warrant Holder"), is the owner of the number of Warrants set forth above, each of which entitles the owner thereof to purchase at any time from December 19, 1996, until 5:00
P.M., Tulsa time, on December 31, 1998, one fully paid and nonassessable share of the Common Stock (subject to adjustment), par value $.001 per share (the "Common Stock"), of Environmental Safeguards, Inc., a Nevada corporation (the "Company"), at the purchase price of $2.50 per share, subject to adjustment as described in the Warrant Agreement referred to below
(the "Exercise Price"). The Warrant Holder may pay the Exercise Price in cash, or by certified or official bank check or by reduction of the outstanding principal amount under the Credit Agreement, or make a net exercise for Net Warrant Shares as described in the Warrant Agreement.

       This Warrant Certificate is subject to, and entitled to the benefits of, all of the terms, provisions and conditions of an agreement dated December 19, 1996 (the "Warrant Agreement") between the Company and Parker Drilling Company which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Company and the Warrant Holders of the Warrant Certificates. Copies of the Warrant Agreement are on file at the principal office of the Company.

         The Warrant Holder hereof may be treated by the Company and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding,and until such transfer on such books, the Company may treat the Warrant Holder hereof as the owner for all purposes.

         The Warrant Certificate, with or without other Warrant Certificates, upon surrender at the principal office of the Company, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and date evidencing Warrants entitling the Warrant Holder to purchase a like aggregate number of shares of Common Stock as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered entitled to such Warrant Holder to purchase. If this Warrant Certificate shall be exercised in part, the Warrant Holder shall be entitled to receive upon surrender hereof, another Warrant Certificate or Warrant Certificates for the number of whole Warrants not exercised.

         No fractional shares of Common Stock will be issued upon the exercise of any Warrant or Warrants evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Warrant Agreement.

         Neither the Warrants nor the Warrant Certificate entities any Warrant Holder hereof to any of the rights of a stockholder of the Company.

         THIS WARRANT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF OKLAHOMA, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

         IN WITNESS WHEREOF, Environmental Safeguards, Inc. has caused the signature of its President and Secretary to be signed hereon and its corporate seal to be placed hereon.

                                      ENVIRONMENTAL SAFEGUARDS, INC.


                                      By: /s/ [ILLEGIBLE]
                                         -----------------------------


ATTEST:


/s/ [ILLEGIBLE]
------------------------------------


                                      2